EXHIBIT 32

     In connection with the Quarterly Report of Colorado Gold Mines, Inc. (the "Company") on Form 10-Q for the period ending December 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), William K. Lundy, the Principal Executive Officer of the Company, and Thomas W. Randall, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


February 14, 2013                       By: /s/ William K. Lundy
                                            ----------------------------
                                            William K. Lundy,
                                            Principal Executive Officer



February 14, 2013                       By: /s/ Thomas W. Randall
                                            ----------------------------
                                            Thomas W. Randall,
                                            Principal Financial Officer